AMENDMENT TO THE ADMINISTRATIVE SERVICES AGREEMENT

This AMENDMENT (the “Amendment”) is made as of January 1, 2013 (“Effective Date”) by and between each of the entities listed on Annex I to the Agreement, as amended from time to time (each a “Fund” and collectively, the “Funds”) and The Bank of New York Mellon, through the Alternative Investment Services group of its wholly-owned subsidiary, BNY Mellon Investment Servicing (US) Inc. (“BNYM-AIS”).

BACKGROUND:

A.	The Funds and BNYM-AIS are parties to an Administrative Services Agreement dated as of August 26, 2010, as amended to date (the “Agreement”).

B.	The parties desire to amend the description of investor services set forth in Schedule 1 to the Agreement.

C.	The Funds and BNYM-AIS desire to amend the Agreement to accommodate the foregoing.

D.	This Background section is hereby incorporated by reference in and made a part of this Amendment.

TERMS:

Intending to be legally bound, the parties hereby agree that:

1.	The Agreement is hereby amended by adding a new Section 5(h) which shall read in its entirety as follows:

“(h)
Each Fund acknowledges that it may be considered a U.S. withholding agent and/or may required to file information or other tax returns under the U.S. Internal Revenue Code and related regulations (“IRC and Regulations”), and agrees that it or its designated agents are, and will continue to be, in compliance with all withholding and reporting required by the IRC and Regulations.  Therefore, unless otherwise specified herein or in a separate written agreement between the parties, neither BNYM-AIS nor any of its affiliates shall be responsible for withholding or depositing taxes, nor will it/they be responsible for any related tax filings or information reporting, including but not limited to Forms 1099, 945, 1042S, 1042, 1065, 1065 K-1, 8804, 8805, 1120 or 1120F.  Each Fund further agrees to indemnify BNYM-AIS for any taxes, penalties or interest imposed upon BNYM-AIS with respect to any withholding, depositing and/or reporting obligations under the IRC and Regulations as specified herein.”

2.	Sub-section (h)(iii) of the Investor Service section of Schedule I to the Agreement is deleted in its entirety and replaced with the following:

“(iii) annually, any required Form 1099s, other than to those Subscribers for whom Wells Fargo is the registered owner (and said list is agreed upon by Wells Fargo), which Form 1099’s will be delivered to Wells Fargo for distribution to the Subscribers.”

3.	Miscellaneous.

	(a)	Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

	(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(c)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

	(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC

/s/ Dennis Westley
By: Dennis Westley
Title: Senior Vice President

EACH FUND LISTED ON ANNEX I

/s/ Michael Roman
By: Michael Roman
Title: Treasurer

ANNEX I

Fund Name:	Form of Organization:
ASGI AGILITY INCOME FUND	DELAWARE BUSINESS TRUST
ASGI CORBIN MULTI-STRATEGY FUND LLC	DELAWARE LIMITED LIABILITY COMPANY
ASGI AURORA OPPORTUNITIES FUND LLC	DELAWARE LIMITED LIABILITY COMPANY
ASGI MESIROW INSIGHT FUND, LLC (formerly WELLS FARGO MULTI-STRATEGY 100 MASTER FUND I, LLC)	DELAWARE LIMITED LIABILITY COMPANY
ASGI SPECIAL ASSET HOLDINGS, INC.	DELAWARE CORPORATION
ASGI AURORA SPECIAL ONSHORE ASSET HOLDINGS, INC.	DELAWARE CORPORATION

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